Sun Communities, Inc.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOURTH QUARTER 2018

NEWS RELEASE
February 20, 2019

Sun Communities, Inc. Reports 2018 Fourth Quarter Results
and 2019 Guidance

Southfield, Michigan, February 20, 2019 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its fourth quarter results for 2018 and initial 2019 guidance.

Financial Results for the Quarter and Year Ended December 31, 2018

For the quarter ended December 31, 2018, total revenues increased $32.0 million, or 13.2 percent, to $274.0 million compared to $242.0 million for the same period in 2017. Net income attributable to common stockholders was $9.0 million, or $0.11 per diluted common share, for the quarter ended December 31, 2018, as compared to net income attributable to common stockholders of $7.4 million, or $0.09 per diluted common share, for the same period in 2017.

For the year ended December 31, 2018, total revenues increased $144.3 million, or 14.7 percent, to $1.1 billion compared to $982.6 million for the same period in 2017. Net income attributable to common stockholders was $105.5 million, or $1.29 per diluted common share, for the year ended December 31, 2018, as compared to net income attributable to common stockholders of $65.0 million, or $0.85 per diluted common share, for the same period in 2017.

Non-GAAP Financial Measures and Portfolio Performance

•
Core Funds from Operations (“Core FFO”)(1) for the quarter ended December 31, 2018, was $1.03 per diluted share and OP unit (“Share”) as compared to $0.98 in the prior year, an increase of 5.1 percent.

•	Core FFO(1) for the year ended December 31, 2018, was $4.58 per Share as compared to $4.17 in the prior year, an increase of 9.8 percent.

•	Same Community(2) Net Operating Income (“NOI”)(1) increased by 8.4 percent and 6.7 percent for the quarter and year ended December 31, 2018, respectively, as compared to the same periods in 2017.

•	Home sales volume increased 3.3 percent and 10.6 percent for the quarter and year ended December 31, 2018, respectively, as compared to the same periods in 2017.

•
Revenue producing sites increased by 722 sites and 2,600 sites for the quarter and year ended December 31, 2018, respectively, as compared to a 573 site and a 2,406 site increase in the same periods in 2017.

i

Gary Shiffman, Chief Executive Officer of Sun Communities, stated, “With same community NOI growth of 8.4 percent in the quarter, Sun completed another successful year which demonstrated the sustained demand for our housing and vacation solutions. We also continue to source attractive growth opportunities across the manufactured housing and RV segments, deploying more than $585 million during 2018. These investments included ongoing expansions at our highly occupied communities, acquisitions of income producing assets, and select greenfield developments, along with a strategic stake in a leading owner, operator and developer of senior manufactured housing communities and RV resorts based in Australia. The tailwinds for our sector remain strong, we have an excellent product, and we are well positioned to continue our track record of industry leading growth.”

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy was 96.1 percent as of the year ended December 31, 2018, and 95.8 percent as of the year ended December 31, 2017.

During the quarter ended December 31, 2018, revenue producing sites increased by 722 sites, as compared to 573 revenue producing sites gained during the fourth quarter of 2017. During the year ended December 31, 2018, revenue producing sites increased by 2,600 sites, as compared to an increase of 2,406 revenue producing sites during the year ended December 31, 2017.

Same Community(2) Results

For the 336 communities owned and operated by the Company since January 1, 2017, NOI(1) for the quarter ended December 31, 2018, increased 8.4 percent over the same period in 2017, as a result of a 6.2 percent increase in revenues and a 1.4 percent increase in operating expenses. Same Community occupancy(3) increased to 98.0 percent as of the year ended December 31, 2018 from 95.8 percent as of the year ended December 31, 2017.

For the year ended December 31, 2018, total revenues increased by 6.1 percent while total expenses increased by 4.9 percent, resulting in an increase in NOI(1) of 6.7 percent over the year ended December 31, 2017.

Home Sales

During the quarter ended December 31, 2018, the Company sold 878 homes as compared to 850 homes sold during the same period in 2017, a 3.3 percent increase. Rental home sales, which are included in total home sales, were 297 and 340 for the quarters ended December 31, 2018 and 2017, respectively.

During the year ended December 31, 2018, 3,629 homes were sold compared to 3,282 homes sold during the same period in 2017, a 10.6 percent increase. Rental home sales, which are included in total home sales, were 1,122 and 1,168 for the year ended December 31, 2018 and 2017, respectively.

PORTFOLIO ACTIVITY

Acquisitions

During, and subsequent, to the quarter ended December 31, 2018, the Company acquired the following communities:

Fourth Quarter 2018:
Date of Acquisition	Type	Location	Usable Sites	Consideration (in Millions)
10/2018	RV	Buckeye, Arizona	376	$11.6
		Total	376	$11.6

Subsequent to December 31, 2018:
Date of Acquisition	Type	Location	Usable Sites	Consideration (in Millions)
1/2019	MH (Age Restricted)	Edgewater, Florida (1)	730	$115.3
1/2019	RV	Old Orchard Beach, Maine	321	10.8
1/2019	MH	Oregon City, Oregon(2)	518	61.8
2/2019	MH	Buckeye, Arizona	400	22.3
2/2019	MH (3)	Shelby Township, Michigan	1,308	94.5
2/2019	RV	Millsboro, Delaware	291	20.0
		Total	3,568	$324.7
(1) Acquisition includes expansion potential of 70 sites.
(2) In conjunction with the acquisition, the Company created a new class of OP units named Series D Preferred Units. As of February 14, 2019, 488,958 Series D Preferred OP Units were outstanding.
(3) Contains two MH communities.

During the quarter ended December 31, 2018, the Company acquired three land parcels which are located in Texas, Florida, and California for total consideration of $6.3 million. These land parcels are adjacent to existing communities and have potential to add approximately 500 usable sites once constructed.
In November, the Company completed a $54 million strategic investment in Ingenia Communities Group (“Ingenia”), a leading owner, operator, and developer of senior manufactured housing communities and holiday resorts in Australia. The $54 million investment represents a 9.9 percent ownership stake in Ingenia. In addition, the Company and Ingenia have also formed a 50/50 joint venture to establish and grow a manufactured housing community development program in Australia.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

During the quarter ended December 31, 2018, the Company repaid one collateralized term loan of $10.2 million with an interest rate of 5.66 percent. The loan was due to mature on February 28, 2019.

Subsequent to the quarter, the Company completed a $265.0 million twenty-five year term loan transaction which carries an interest rate of 4.17 percent. Concurrently, the Company repaid a $187.9 million term loan which was due to mature in January 2030.

As of December 31, 2018, the Company had $3.1 billion of debt outstanding. The weighted average interest rate was 4.45 percent and the weighted average maturity was 9.0 years. The Company had $50.3 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 5.6 times.

2019 Distributions

After quarter end, the Company announced a 5.6 percent annual distribution increase to $3.00 per common share from $2.84 per common share. This increase will begin with the first quarter distribution to be paid in April 2019.

GUIDANCE 2019

The estimates and assumptions presented below represent a range of possible outcomes and may differ materially from actual results. Guidance estimates include acquisitions completed through the date of this release, and exclude any prospective acquisitions or capital markets activity. The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward Looking Statements.”

	Net Income	Core FFO(1)
Weighted average common shares outstanding, fully diluted (in mm)(i)	85.6	90.3
First quarter 2019, per fully diluted share	$0.31 - $0.34	$1.10 - $1.13
Full year 2019, per fully diluted share	$1.59 - $1.71	$4.76 - $4.86

	1Q19	2Q19	3Q19	4Q19
Seasonality of Core FFO(1)	23.2%	23.7%	30.5%	22.6%

Total Portfolio
Number of communities: 378

	2018 Actual	2019E
	(in Millions)	Change %
Income from real property (excluding transient revenue)	$719.8	10.6% - 11.0%
Transient revenue	106.2	14.2% - 15.4%
Income from real property	$826.0	11.1% - 11.6%
Property operating and maintenance	236.1	14.4% - 15.0%
Real estate taxes	56.6	11.5% - 12.4%
Total property operating expenses	$292.7	13.9% - 14.5%
NOI(1)	$533.3	9.2% - 10.4%

Same Community Portfolio(ii)
Number of communities: 345

	2018 Actual	2019E
	(in Millions)	Change %
Income from real property (excluding transient revenue)	$682.2	6.3% - 6.5%
Transient revenue	81.3	2.7% - 3.3%
Income from real property(iii)	$763.5	5.9% - 6.2%
Property operating and maintenance(iii)(iv)	186.0	3.8% - 4.9%
Real estate taxes	55.7	6.5% - 6.8%
Total property operating expenses	$241.7	4.4% - 5.4%
NOI(1)	$521.8	6.2% - 7.0%

Same community property operating and maintenance expense includes $1.9 million of previously capitalized internal leasing costs related to the implementation of the new lease accounting standard. Without this change, 2019 Same community NOI(1) growth would be in the range of 6.6 percent to 7.4 percent.

Weighted average monthly rental rate increase				4.0%

	1Q19	2Q19	3Q19	4Q19
Same Community NOI(1) Seasonality	25.2%	23.8%	26.1%	24.9%

v

Total Company Supplementary Information:

	2018 Actual	2019E
	(in Millions)	Change %
Rental program, net	$30.6	10.1% - 12.4%
Ancillary revenues, net	16.5	9.1% - 10.9%
Home sales contribution to Core FFO(v), net of home selling expenses	3.6	19.4% - 25.0%
Interest income	20.9	(5.7%) - (4.3%)
Brokerage commissions, other revenues, net, and income from nonconsolidated affiliates	6.9	75.4% - 76.8%
General and administrative	81.4	8.8% - 10.6%
Loss of earnings in 2019 from Florida Keys included in Core FFO(1)	1.5	–

General and administrative expense includes approximately $3.5 million of previously capitalized internal leasing costs related to the implementation of the new lease accounting standard. Without this change, 2019 General and administrative expense growth would be in the range of 4.6 percent to 6.3 percent.
Other line items impacted by the lease accounting standard include Rental program, net and Home sales contribution to FFO(1), net of home selling expenses. The capitalization of allowable costs within these line items substantially offsets the additional expense recognized in property operating and maintenance and general and administrative expense making the overall impact to the Company’s 2019 FFO(1) minimal.

2019E
Increase in revenue producing sites	2,500 - 2,700
Expansion sites constructed	1,200 - 1,400
Ground-up development sites constructed	800 - 1,000

New home sales volume	550 - 600
Pre-owned home sales volume	2,700 - 3,000

(i) Certain securities that are dilutive to the computation of Core FFO per fully diluted share in the table above have been excluded from the computation of net income per fully diluted share, as inclusion of these securities would have been anti-dilutive to net income per fully diluted share.
(ii) The amounts in the table reflect constant currency, as Canadian currency figures included within the 2018 actual amounts have been translated at the assumed exchange rate used for 2019 guidance.
(iii) Water and sewer utility revenue of $34.5 million has been reclassified from Income from real property to net against the related expense in Property operating maintenance.
(iv) 2018 actual property operating and maintenance expense excludes $0.7 million of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards that do not meet the Company’s capitalization policy.
(v) Includes gross profit from new and certain pre-owned home sales. Gross profit from pre-owned home sales of depreciated rental homes is excluded.

EARNINGS CONFERENCE CALL

A conference call to discuss fourth quarter operating results will be held on Thursday, February 21, 2019 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through March 7, 2019 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13685225. The conference call will be available live on Sun Communities’ website www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of December 31, 2018, owned, operated, or had an interest in a portfolio of 371 communities comprising over 128,000 developed sites in 31 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone to (248) 208-2500, by email to investorrelations@suncommunities.com or by mail to Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in its periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
RBC Capital Markets	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

4th Quarter 2018 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of December 31, 2018)

4,891
561
226
475
1,595
682
588
27,080
2,118
679
324
413
149
7,706
562
2,472
1,519
2,150
3,608
2,920
2,916
916
976
1,382
1,031
5,259
392
671
588
8,674
1,140
43,791
Number of Sites: **128,454**
Headquarters

4th Quarter 2018 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	12/31/2018	12/31/2017
ASSETS:
Land	$1,201,945	$1,107,838
Land improvements and buildings	5,586,250	5,102,014
Rental homes and improvements	571,661	528,074
Furniture, fixtures and equipment	201,090	144,953
Investment property	7,560,946	6,882,879
Accumulated depreciation	(1,442,630)	(1,237,525)
Investment property, net	6,118,316	5,645,354
Cash and cash equivalents	50,311	10,127
Inventory of manufactured homes	49,199	30,430
Notes and other receivables, net	160,077	163,496
Collateralized receivables, net (4)	106,924	128,246
Other assets, net	225,199	134,304
TOTAL ASSETS	$6,710,026	$6,111,957
LIABILITIES:
Mortgage loans payable	$2,815,957	$2,867,356
Secured borrowings (4)	107,731	129,182
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,277	—
Preferred OP units - mandatorily redeemable	37,338	41,443
Lines of credit (5)	128,000	41,257
Distributions payable	63,249	55,225
Advanced reservation deposits and rent	133,698	132,205
Other liabilities	157,862	138,536
TOTAL LIABILITIES	3,479,112	3,405,204
Commitments and contingencies	—	—
Series A-4 preferred stock	31,739	32,414
Series A-4 preferred OP units	9,877	10,652
Equity Interests - NG Sun LLC	21,976	—
STOCKHOLDERS' EQUITY:
Common stock	864	797
Additional paid-in capital	4,398,949	3,758,533
Accumulated other comprehensive (loss) / income	(4,504)	1,102
Distributions in excess of accumulated earnings	(1,288,486)	(1,162,001)
Total Sun Communities, Inc. stockholders' equity	3,106,823	2,598,431
Noncontrolling interests:
Common and preferred OP units	53,354	60,971
Consolidated variable interest entities	7,145	4,285
Total noncontrolling interests	60,499	65,256
TOTAL STOCKHOLDERS' EQUITY	3,167,322	2,663,687
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,710,026	$6,111,957

4th Quarter 2018 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended December 31,
	2018	2017	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$183,059	$169,102	$13,957	8.3%
Transient revenue	17,426	12,348	5,078	41.1%
Revenue from home sales	43,783	36,089	7,694	21.3%
Rental home revenue	13,700	12,775	925	7.2%
Ancillary revenue	7,900	5,425	2,475	45.6%
Interest	5,004	5,571	(567)	(10.2)%
Brokerage commissions and other revenues, net	3,132	716	2,416	337.4%
Total Revenues	274,004	242,026	31,978	13.2%
EXPENSES:
Property operating and maintenance	54,120	50,417	3,703	7.3%
Real estate taxes	14,110	12,966	1,144	8.8%
Cost of home sales	32,138	27,115	5,023	18.5%
Rental home operating and maintenance	6,356	5,204	1,152	22.1%
Ancillary expenses	8,638	5,441	3,197	58.8%
Home selling expenses	4,403	3,066	1,337	43.6%
General and administrative	20,570	18,409	2,161	11.7%
Transaction costs (6)	334	2,811	(2,477)	(88.1)%
Catastrophic weather related charges, net	2,079	228	1,851	811.8%
Depreciation and amortization	81,070	71,817	9,253	12.9%
Loss on extinguishment of debt	—	5,260	(5,260)	(100.0)%
Interest	32,170	31,363	807	2.6%
Interest on mandatorily redeemable preferred OP units / equity	1,143	753	390	51.8%
Total Expenses	257,131	234,850	22,281	9.5%
Income Before Other Items	16,873	7,176	9,697	135.1%
Remeasurement of marketable securities	(3,639)	—	(3,639)	N/A
Other (expense) / income, net (7)	(3,239)	3,642	(6,881)	(188.9)%
Income from nonconsolidated affiliates	587	—	587	N/A
Current tax benefit / (expense)	17	(313)	330	105.4%
Deferred tax benefit / (expense)	73	(163)	236	144.8%
Net Income	10,672	10,342	330	3.2%
Less: Preferred return to preferred OP units / equity	(1,151)	(1,099)	(52)	4.7%
Less: Amounts attributable to noncontrolling interests	(51)	(876)	825	(94.2)%
Net Income Attributable to Sun Communities, Inc.	9,470	8,367	1,103	13.2%
Less: Preferred stock distribution	(431)	(929)	498	(53.6)%
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$9,039	$7,438	$1,601	21.5%

Weighted average common shares outstanding:
Basic	85,481	78,633	6,848	8.7%
Diluted	85,982	79,107	6,875	8.7%
Earnings per share:
Basic	$0.11	$0.09	$0.02	22.2%
Diluted	$0.11	$0.09	$0.02	22.2%

4th Quarter 2018 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Year to Date Comparison
(amounts in thousands, except per share amounts)

	Year Ended December 31,
	2018	2017	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$719,763	$664,281	$55,482	8.4%
Transient revenue	106,210	77,947	28,263	36.3%
Revenue from home sales	166,031	127,408	38,623	30.3%
Rental home revenue	53,657	50,549	3,108	6.1%
Ancillary revenue	54,107	37,511	16,596	44.2%
Interest	20,853	21,180	(327)	(1.5)%
Brokerage commissions and other revenues, net	6,204	3,694	2,510	67.9%
Total Revenues	1,126,825	982,570	144,255	14.7%
EXPENSES:
Property operating and maintenance	236,097	210,278	25,819	12.3%
Real estate taxes	56,555	52,288	4,267	8.2%
Cost of home sales	123,333	95,114	28,219	29.7%
Rental home operating and maintenance	23,099	22,114	985	4.5%
Ancillary expenses	37,623	27,436	10,187	37.1%
Home selling expenses	15,722	12,457	3,265	26.2%
General and administrative	81,438	74,232	7,206	9.7%
Transaction costs (6)	472	9,801	(9,329)	(95.2)%
Catastrophic weather related charges, net	92	8,352	(8,260)	(98.9)%
Depreciation and amortization	287,262	261,536	25,726	9.8%
Loss on extinguishment of debt	2,657	6,019	(3,362)	(55.9)%
Interest	129,089	127,128	1,961	1.5%
Interest on mandatorily redeemable preferred OP units / equity	3,694	3,114	580	18.6%
Total Expenses	997,133	909,869	87,264	9.6%
Income Before Other Items	129,692	72,701	56,991	78.4%
Remeasurement of marketable securities	(3,639)	—	(3,639)	N/A
Other (expense) / income, net (7)	(6,453)	8,982	(15,435)	(171.8)%
Income from nonconsolidated affiliates	646	—	646	N/A
Current tax expense	(595)	(446)	(149)	33.4%
Deferred tax benefit	507	582	(75)	(12.9)%
Net Income	120,158	81,819	38,339	46.9%
Less: Preferred return to preferred OP units / equity	(4,486)	(4,581)	95	(2.1)%
Less: Amounts attributable to noncontrolling interests	(8,443)	(5,055)	(3,388)	67.0%
Net Income Attributable to Sun Communities, Inc.	107,229	72,183	35,046	48.6%
Less: Preferred stock distribution	(1,736)	(7,162)	5,426	(75.8)%
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$105,493	$65,021	$40,472	62.2%
Weighted average common shares outstanding:
Basic	81,387	76,084	5,303	7.0%
Diluted	82,040	76,711	5,329	6.9%
Earnings per share:
Basic	$1.29	$0.85	$0.44	51.8%
Diluted	$1.29	$0.85	$0.44	51.8%

4th Quarter 2018 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of December 31, 2018

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Convertible Securities
Series A-1 preferred OP units	332	2.4390	810	$100	6.0%
Series A-3 preferred OP units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP units	410	0.4444	182	$25	6.5%
Series C preferred OP units	314	1.1100	349	$100	4.5%
Common OP units	2,726	1.0000	2,726	N/A	Mirrors common shares distributions
Series A-4 preferred stock	1,063	0.4444	472	$25	6.5%

Non-Convertible Securities
Common shares	86,357	N/A	N/A	N/A	$2.84^
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of December 31, 2018

Equity	Shares	Share Price*	Total
Common shares	86,357	$101.71	$8,783,370
Common OP units	2,726	$101.71	277,261
Subtotal	89,083		$9,060,631

Series A-1 preferred OP units	810	$101.71	82,385
Series A-3 preferred OP units	74	$101.71	7,527
Series A-4 preferred OP units	182	$101.71	18,511
Series C preferred OP units	349	$101.71	35,497
Total diluted shares outstanding	90,498		$9,204,551

Debt
Mortgage loans payable			$2,815,957
Secured borrowings (4)			107,731
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,277
Preferred OP units - mandatorily redeemable			37,338
Lines of credit (5)			128,000
Total debt			$3,124,303

Preferred
Series A-4 preferred stock	1,063	$25.00	$26,575
Total Capitalization			$12,355,429

4th Quarter 2018 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

4th Quarter 2018 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to FFO
(amounts in thousands except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income attributable to Sun Communities, Inc. common stockholders:	$9,039	$7,438	$105,493	$65,021
Adjustments:
Depreciation and amortization	81,314	72,068	288,206	262,211
Remeasurement of marketable securities	3,639	—	3,639	—
Amounts attributable to noncontrolling interests	15	825	7,740	4,535
Preferred return to preferred OP units	552	570	2,206	2,320
Preferred distribution to Series A-4 preferred stock	432	441	1,737	2,107
Gain on disposition of assets, net	(6,429)	(4,733)	(23,406)	(16,075)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	$88,562	$76,609	$385,615	$320,119
Adjustments:
Transaction costs (6)	—	2,811	—	9,801
Other acquisition related costs (9)	220	98	1,001	2,810
Loss on extinguishment of debt	—	5,260	2,657	6,019
Catastrophic weather related charges, net	2,079	228	92	8,352
Loss of earnings - catastrophic weather related (10)	(1,267)	292	(292)	292
Other expense / (income), net (7)	3,239	(3,642)	6,453	(8,982)
Debt premium write-off	(65)	(905)	(1,467)	(1,343)
Ground lease intangible write-off	—	898	817	898
Deferred tax (benefit) / expense	(73)	163	(507)	(582)
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	$92,695	$81,812	$394,369	$337,384

Weighted average common shares outstanding - basic:	85,481	78,633	81,387	76,084
Add:
Common stock issuable upon conversion of stock options	2	2	2	2
Restricted stock	499	472	651	625
Common OP units	2,727	2,751	2,733	2,756
Common stock issuable upon conversion of Series A-1 preferred OP units	810	847	821	869
Common stock issuable upon conversion of Series A-4 preferred stock	472	482	472	585
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Weighted average common shares outstanding - fully diluted	90,066	83,262	86,141	80,996

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted	$0.98	$0.92	$4.48	$3.95
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted	$1.03	$0.98	$4.58	$4.17

4th Quarter 2018 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA
(amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income attributable to Sun Communities, Inc., common stockholders:	$9,039	$7,438	$105,493	$65,021
Adjustments:
Interest expense	33,313	32,116	132,783	130,242
Loss on extinguishment of debt	—	5,260	2,657	6,019
Current tax (benefit) / expense	(17)	313	595	446
Deferred tax (benefit) / expense	(73)	163	(507)	(582)
Income from nonconsolidated affiliates	(587)	—	(646)	—
Depreciation and amortization	81,070	71,817	287,262	261,536
Gain on disposition of assets, net	(6,429)	(4,733)	(23,406)	(16,075)
EBITDAre (1)	$116,316	$112,374	$504,231	$446,607
Adjustments:
Transaction costs (6)	334	2,811	472	9,801
Remeasurement of marketable securities	3,639	—	3,639	—
Other expense / (income), net (7)	3,239	(3,642)	6,453	(8,982)
Catastrophic weather related charges, net	2,079	228	92	8,352
Preferred return to preferred OP units / equity	1,151	1,099	4,486	4,581
Amounts attributable to noncontrolling interests	51	876	8,443	5,055
Preferred stock distribution	431	929	1,736	7,162
Plus: Gain on dispositions of assets, net	6,429	4,733	23,406	16,075
Recurring EBITDA (1)	$133,669	$119,408	$552,958	$488,651

4th Quarter 2018 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to NOI
(amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income attributable to Sun Communities, Inc., common stockholders:	$9,039	$7,438	$105,493	$65,021
Other revenues	(8,136)	(6,287)	(27,057)	(24,874)
Home selling expenses	4,403	3,066	15,722	12,457
General and administrative	20,570	18,409	81,438	74,232
Transaction costs (6)	334	2,811	472	9,801
Catastrophic weather related charges, net	2,079	228	92	8,352
Depreciation and amortization	81,070	71,817	287,262	261,536
Loss on extinguishment of debt	—	5,260	2,657	6,019
Interest expense	33,313	32,116	132,783	130,242
Remeasurement of marketable securities	3,639	—	3,639	—
Other expense / (income), net (7)	3,239	(3,642)	6,453	(8,982)
Income from nonconsolidated affiliates	(587)	—	(646)	—
Current tax (benefit) / expense	(17)	313	595	446
Deferred tax (benefit) / expense	(73)	163	(507)	(582)
Preferred return to preferred OP units / equity	1,151	1,099	4,486	4,581
Amounts attributable to noncontrolling interests	51	876	8,443	5,055
Preferred stock distribution	431	929	1,736	7,162
NOI(1) / Gross Profit	$150,506	$134,596	$623,061	$550,466

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Real Property NOI (1)	$132,255	$118,067	$533,321	$479,662
Rental Program NOI (1)	23,714	23,598	96,173	92,268
Home Sales NOI (1) / Gross Profit	11,645	8,974	42,698	32,294
Ancillary NOI (1) / Gross Profit	(738)	(16)	16,484	10,075
Site rent from Rental Program (included in Real Property NOI) (1)(11)	(16,370)	(16,027)	(65,615)	(63,833)
NOI (1) / Gross profit	$150,506	$134,596	$623,061	$550,466

4th Quarter 2018 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

4th Quarter 2018 Supplemental Information     11          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
FINANCIAL INFORMATION
Total revenues	$274,004	$323,538	$271,426	$257,916	$242,026
Net income	10,672	51,715	24,170	33,601	10,342
Net income attributable to Sun Communities Inc.	9,039	46,060	20,408	29,986	7,438
Earnings per share basic*	$0.11	$0.56	$0.25	$0.38	$0.09
Earnings per share diluted*	0.11	0.56	0.25	0.38	0.09

Cash distributions declared per common share*	$0.71	$0.71	$0.71	$0.71	$0.67

Recurring EBITDA (1)	$133,669	$158,153	$128,798	$132,281	$119,408
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	88,562	117,018	85,623	94,976	76,609
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	92,695	116,959	90,372	94,907	81,812
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted*	$0.98	$1.35	$1.02	$1.14	$0.92
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted*	1.03	1.35	1.07	1.14	0.98

BALANCE SHEETS
Total assets	$6,710,026	$6,653,726	$6,492,348	$6,149,653	$6,111,957
Total debt	3,124,303	3,004,929	3,364,081	3,129,440	3,079,238
Total liabilities	3,479,112	3,367,285	3,736,621	3,471,096	3,405,204

	Quarter Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
OPERATING INFORMATION*
New home sales	140	146	134	106	103
Pre-owned home sales	738	825	809	731	747
Total homes sold	878	971	943	837	850

Communities	371	370	367	350	350

Developed sites	108,963	108,142	107,192	106,617	106,036
Transient RV sites	19,491	19,432	19,007	15,693	15,856
Total sites	128,454	127,574	126,199	122,310	121,892

MH occupancy	95.0%	94.9%	95.0%	94.7%	94.6%
RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and RV occupancy	96.1%	96.1%	96.1%	95.8%	95.8%

4th Quarter 2018 Supplemental Information     12          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
DEBT OUTSTANDING
Mortgage loans payable	$2,815,957	$2,819,225	$2,636,847	$2,826,225	$2,867,356
Secured borrowings (4)	107,731	113,089	118,242	124,077	129,182
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,277	35,277	35,277	—	—
Preferred OP units - mandatorily redeemable	37,338	37,338	37,338	37,338	41,443
Lines of credit (5)	128,000	—	536,377	141,800	41,257
Total debt	$3,124,303	$3,004,929	$3,364,081	$3,129,440	$3,079,238

% FIXED/FLOATING
Fixed	95.9%	100.0%	84.0%	90.6%	93.7%
Floating	4.1%	—%	16.0%	9.4%	6.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgage loans payable	4.22%	4.23%	4.27%	4.25%	4.25%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	—%	—%
Preferred OP units - mandatorily redeemable	6.61%	6.61%	6.61%	6.61%	6.75%
Lines of credit (5)	3.77%	—%	3.31%	3.01%	2.79%
Average before Secured borrowings (4)	4.25%	4.28%	4.15%	4.22%	4.26%
Secured borrowings (4)	9.94%	9.95%	9.96%	9.97%	9.97%
Total average	4.45%	4.50%	4.36%	4.45%	4.50%

DEBT RATIOS
Net Debt / Recurring EBITDA (1) (TTM)	5.6	5.4	6.5	6.2	6.3
Net Debt / Enterprise Value	25.2%	23.9%	28.6%	28.8%	28.2%
Net Debt / Gross Assets	37.7%	35.9%	42.7%	41.9%	41.8%

COVERAGE RATIOS
Recurring EBITDA (1) (TTM) / Interest	4.0	3.9	3.7	3.6	3.6
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	3.9	3.8	3.6	3.4	3.3

MATURITIES/PRINCIPAL AMORTIZATION NEXT FIVE YEARS	2019	2020	2021	2022	2023
Mortgage loans payable:
Maturities	$—	$58,078	$270,680	$82,155	$307,465
Weighted average rate of maturities	—%	5.92%	5.53%	4.46%	4.17%
Principal amortization	58,164	59,630	58,843	56,822	53,437
Secured borrowings (4)	5,265	5,746	6,171	6,379	6,374
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	—	35,277	—
Preferred OP units - mandatorily redeemable	2,675	—	—	—	—
Lines of credit (5)	—	—	128,000	—	—
Total	$66,104	$123,454	$463,694	$180,633	$367,276

4th Quarter 2018 Supplemental Information     13          Sun Communities, Inc.

Real Property Operations – Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change	% Change	2018	2017	Change	% Change
Financial Information
Income from real property (12)	$181,147	$170,565	$10,582	6.2%	$746,360	$703,272	$43,088	6.1%

Property Operating Expenses:
Payroll and benefits	15,707	15,331	376	2.5%	66,502	65,524	978	1.5%
Legal, taxes & insurance	2,053	1,885	168	8.9%	9,026	7,152	1,874	26.2%
Utilities (12)	12,000	11,596	404	3.5%	54,949	51,480	3,469	6.7%
Supplies and repair (13)	5,531	6,006	(475)	(7.9)%	26,476	25,347	1,129	4.5%
Other	4,523	5,089	(566)	(11.1)%	22,952	21,960	992	4.5%
Real estate taxes	13,471	12,668	803	6.3%	54,098	51,695	2,403	4.6%
Total property operating expenses	53,285	52,575	710	1.4%	234,003	223,158	10,845	4.9%
Real Property NOI(1)	$127,862	$117,990	$9,872	8.4%	$512,357	$480,114	$32,243	6.7%

	As of December 31,
	2018	2017	Change	% Change
Other Information
Number of properties	336	336	—

MH occupancy (3)	97.4%
RV occupancy (3)	100.0%
MH & RV blended occupancy % (3)	98.0%	95.8%	2.2%

Sites available for development	7,348	5,087	2,261	44.4%

Monthly base rent per site - MH	$554	$533	$21	4.0%	(15)
Monthly base rent per site - RV (14)	$455	$431	$24	5.4%	(15)
Monthly base rent per site - Total (14)	$532	$511	$21	4.1%	(15)

4th Quarter 2018 Supplemental Information     14          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended December 31,				Year Ended December 31,
Financial Information	2018	2017	Change	% Change	2018	2017	Change	% Change
Revenue:
New home sales	$16,600	$12,155	$4,445	36.6%	$59,578	$36,915	$22,663	61.4%
Pre-owned home sales	27,183	23,934	3,249	13.6%	106,453	90,493	15,960	17.6%
Revenue from home sales	43,783	36,089	7,694	21.3%	166,031	127,408	38,623	30.3%
Expenses:
New home cost of sales	14,726	10,534	4,192	39.8%	51,913	31,578	20,335	64.4%
Pre-owned home cost of sales	17,412	16,581	831	5.0%	71,420	63,536	7,884	12.4%
Cost of home sales	32,138	27,115	5,023	18.5%	123,333	95,114	28,219	29.7%
NOI / Gross Profit (1)	$11,645	$8,974	$2,671	29.8%	$42,698	$32,294	$10,404	32.2%

Gross profit – new homes	$1,874	$1,621	$253	15.6%	$7,665	$5,337	$2,328	43.6%
Gross margin % – new homes	11.3%	13.3%	(2.0)%		12.9%	14.5%	(1.6)%
Average selling price – new homes*	$118,571	$118,010	$561	0.5%	$113,266	$101,975	$11,291	11.1%

Gross profit – pre-owned homes	$9,771	$7,353	$2,418	32.9%	$35,033	$26,957	$8,076	30.0%
Gross margin % – pre-owned homes	35.9%	30.7%	5.2%		32.9%	29.8%	3.1%
Average selling price – pre-owned homes*	$36,833	$32,040	$4,793	15.0%	$34,306	$30,991	$3,315	10.7%

Statistical Information
New home sales volume*	140	103	37	35.9%	526	362	164	45.3%
Pre-owned home sales volume*	738	747	(9)	(1.2)%	3,103	2,920	183	6.3%
Total homes sold*	878	850	28	3.3%	3,629	3,282	347	10.6%

4th Quarter 2018 Supplemental Information     15          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended December 31,				Year Ended December 31,
Financial Information	2018	2017	Change	% Change	2018	2017	Change	% Change
Revenues:
Rental home revenue	$13,700	$12,775	$925	7.2%	$53,657	$50,549	$3,108	6.1%
Site rent included in Income from real property	16,370	16,027	343	2.1%	65,615	63,833	1,782	2.8%
Rental program revenue	30,070	28,802	1,268	4.4%	119,272	114,382	4,890	4.3%

Expenses:
Commissions	625	743	(118)	(15.9)%	2,291	2,734	(443)	(16.2)%
Repairs and refurbishment	2,973	1,914	1,059	55.3%	10,312	9,864	448	4.5%
Taxes and insurance	1,691	1,613	78	4.8%	6,364	6,102	262	4.3%
Marketing and other	1,067	934	133	14.2%	4,132	3,414	718	21.0%
Rental program operating and maintenance	6,356	5,204	1,152	22.1%	23,099	22,114	985	4.5%
Rental Program NOI(1)	$23,714	$23,598	$116	0.5%	$96,173	$92,268	$3,905	4.2%

	As of December 31,
Other Information	2018	2017	Change	% Change
Number of occupied rental homes, end of period*	10,994	11,074	(80)	(0.7)%
Investment in occupied rental homes, end of period	$530,006	$494,945	$35,061	7.1%
Number of sold rental homes (YTD)*	1,122	1,168	(46)	(3.9)%
Weighted average monthly rental rate, end of period*	$949	$901	$48	5.3%

4th Quarter 2018 Supplemental Information     16          Sun Communities, Inc.

Acquisitions and Other Summary (16)
(amounts in thousands except for statistical data)

	Three Months Ended December 31, 2018	Year Ended December 31, 2018
REVENUES:
Income from real property	$11,270	$47,406

PROPERTY AND OPERATING EXPENSES:
Payroll and benefits	2,534	8,151
Legal, taxes & insurance	160	498
Utilities(12)	1,774	6,049
Supplies and repair	692	2,118
Other	1,476	7,169
Real estate taxes	639	2,457
Property operating expenses	7,275	26,442
NET OPERATING INCOME (NOI) (1)	$3,995	$20,964

		As of December 31, 2018
Other information:
Number of properties		35
Occupied sites		2,778
Developed sites		2,816
Occupancy %		98.7%
Transient sites		5,179

4th Quarter 2018 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
FLORIDA
Communities	124	124	124	123	123
Developed sites (17)	37,874	37,879	37,723	37,726	37,254
Occupied (17)	36,868	36,822	36,602	36,546	36,170
Occupancy % (17)	97.3%	97.2%	97.0%	96.9%	97.1%
Sites for development	1,684	1,494	1,335	1,397	1,485
MICHIGAN
Communities	70	70	69	68	68
Developed sites (17)	26,504	26,116	26,039	25,881	25,881
Occupied (17)	25,075	24,830	24,709	24,319	24,147
Occupancy % (17)	94.6%	95.1%	94.9%	94.0%	93.3%
Sites for development	1,202	1,533	1,668	1,371	1,371
TEXAS
Communities	23	23	23	21	21
Developed sites (17)	6,922	6,905	6,622	6,614	6,601
Occupied (17)	6,428	6,301	6,251	6,191	6,152
Occupancy % (17)	92.9%	91.3%	94.4%	93.6%	93.2%
Sites for development	1,121	907	1,168	1,100	1,100
CALIFORNIA
Communities	30	30	29	27	27
Developed sites (17)	5,941	5,932	5,694	5,692	5,692
Occupied (17)	5,897	5,881	5,647	5,646	5,639
Occupancy % (17)	99.3%	99.1%	99.2%	99.2%	99.1%
Sites for development	56	59	177	389	389
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (17)	3,845	3,832	3,752	3,650	3,634
Occupied (17)	3,845	3,832	3,752	3,650	3,634
Occupancy % (17)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,682	1,662	1,662	1,664	1,696
ARIZONA
Communities	12	11	11	11	11
Developed sites (17)	3,836	3,826	3,804	3,797	3,786
Occupied (17)	3,545	3,515	3,485	3,468	3,446
Occupancy % (17)	92.4%	91.9%	91.6%	91.3%	91.0%
Sites for development	—	—	—	—	—
INDIANA
Communities	11	11	11	11	11
Developed sites (17)	3,089	3,089	3,089	3,048	2,900
Occupied (17)	2,772	2,778	2,791	2,785	2,756
Occupancy % (17)	89.7%	89.9%	90.4%	91.4%	95.0%
Sites for development	277	277	277	318	466

4th Quarter 2018 Supplemental Information     18          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
OHIO
Communities	9	9	9	9	9
Developed sites (17)	2,770	2,770	2,767	2,756	2,759
Occupied (17)	2,693	2,694	2,698	2,672	2,676
Occupancy % (17)	97.2%	97.3%	97.5%	97.0%	97.0%
Sites for development	59	59	59	75	75
COLORADO
Communities	8	8	8	8	8
Developed sites (17)	2,335	2,335	2,335	2,335	2,335
Occupied (17)	2,320	2,313	2,319	2,327	2,325
Occupancy % (17)	99.4%	99.1%	99.3%	99.7%	99.6%
Sites for development	2,129	2,129	1,819	650	650
OTHER STATES
Communities	69	69	68	57	57
Developed sites (17)	15,847	15,458	15,367	15,118	15,194
Occupied (17)	15,323	14,932	14,786	14,544	14,587
Occupancy % (17)	96.7%	96.6%	96.2%	96.2%	96.0%
Sites for development	3,048	3,195	3,233	2,381	2,385
TOTAL - PORTFOLIO
Communities	371	370	367	350	350
Developed sites (17)	108,963	108,142	107,192	106,617	106,036
Occupied (17)	104,766	103,898	103,040	102,148	101,532
Occupancy % (17)(18)	96.1%	96.1%	96.1%	95.8%	95.8%
Sites for development (19)	11,258	11,315	11,398	9,345	9,617
% Communities age restricted	32.1%	32.2%	32.2%	33.7%	33.7%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	5,917	5,786	5,942	5,870	6,074
California	1,765	1,774	1,377	806	806
Texas	1,752	1,758	1,776	1,360	1,373
Arizona	1,423	1,057	1,079	1,085	1,096
Ontario, Canada	1,046	1,056	1,133	1,234	1,248
New York	925	910	928	610	614
New Jersey	884	893	906	931	917
Michigan	576	629	350	256	256
Maine	572	578	591	591	596
Indiana	519	519	519	519	520
Ohio	150	150	153	148	145
Other locations	3,962	4,322	4,253	2,283	2,211
Total transient RV sites	19,491	19,432	19,007	15,693	15,856

4th Quarter 2018 Supplemental Information     19          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average/Site*	Recurring Capital Expenditures (20)	Lot Modifications (21)	Acquisitions (22)	Expansion & Development (23)	Revenue Producing (24)
2018	$263	$24,265	$22,867	$414,840	$152,672	$3,864
2017	$214	$14,166	$18,049	$204,375	$88,331	$1,990
2016	$211	$17,613	$19,040	$1,822,564	$47,958	$2,631

4th Quarter 2018 Supplemental Information     20          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

LOCATIONS	Resident Move-outs	Net Leased Sites (25)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	1,320	862	248	269	1,263
Michigan	414	720	75	1,539	137
Ontario, Canada	470	211	39	31	236
Texas	235	276	27	375	43
Arizona	78	99	38	16	180
Indiana	53	16	4	240	15
Ohio	77	17	1	148	10
California	48	29	21	7	74
Colorado	5	(5)	5	98	64
Other locations	735	375	68	380	125
Year Ended December 31, 2018	3,435	2,600	526	3,103	2,147

TOTAL FOR YEAR ENDED	Resident Move-outs	New Leased Sites (25)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2017	2,739	2,406	362	2,920	2,006
2016	1,722	1,686	329	2,843	1,655

PERCENTAGE TRENDS	Resident Move-outs	Resident Re-sales
2018	2.4%	7.2%
2017	1.9%	6.6%
2016	2.0%	6.1%

4th Quarter 2018 Supplemental Information     21          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

•
FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.

•	NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

•	EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated

4th Quarter 2018 Supplemental Information     22          Sun Communities, Inc.

property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2) Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2018 actual exchange rates.
(3) The Same Community occupancy percentage for 2018 is derived from 104,059 developed sites, of which 101,988 were occupied. The number of developed sites excludes RV transient sites and approximately 2,100 recently completed but vacant MH expansion sites. The Same Community occupancy percentage for 2017 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites. Without the adjustment for vacant expansion sites, the Same Community occupancy percentage is 95.0 percent for MH, 100 percent for RV, and 96.1 percent for the blended MH and RV. The MH and RV blended occupancy is derived from 106,147 developed sites, of which 101,988 were occupied.
(4) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate and amount.
(5) Lines of credit includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(6) In January 2018, new accounting guidance became effective, which clarified the definition of a business with the objective of assisting entities in evaluating whether transactions should be accounted for as acquisitions of assets or businesses. Under previous guidance, substantially all of the Company’s property acquisitions were accounted for as business combinations with identifiable assets and liabilities measured at fair value, and acquisition related costs expensed as incurred and reported as Transaction costs. Under the new guidance, substantially all of the Company’s property acquisitions are accounted for as asset acquisitions. The purchase price of these properties are allocated on a relative fair value basis and direct acquisition related costs are capitalized as part of the purchase price. Acquisitions costs that do not meet the criteria for capitalization are expensed as incurred.

(7)	Other (expense) / income, net was as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Foreign currency translation (loss) / gain	$(5,795)	$(497)	$(8,435)	$5,947
Contingent liability remeasurement gain	2,621	4,139	2,336	3,035
Long term lease termination expense	(65)	—	(354)	—
Other (expense) / income, net	$(3,239)	$3,642	$(6,453)	$8,982
(8) The effect of certain anti-dilutive convertible securities is excluded from these items.
(9) These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(10)
We recorded a total estimated income of $0.3 million and $1.0 million in the Core FFO(1) during the fourth quarter ending December 31, 2017 and the first three quarters of 2018 respectively, for the income related to the loss of earnings in excess of the applicable business interruption deductible in relation to our Florida Keys communities. The estimated income was not recorded within our consolidated financial statements during those respective periods in accordance with GAAP. During the three months ended December 31, 2018, we recorded GAAP income of $1.8 million upon notification

4th Quarter 2018 Supplemental Information     23          Sun Communities, Inc.

of payment by the insurance company and adjusted the Core FFO(1) for the previously estimated income of $1.3 million and $0.3 million for the three months and year ended December 31, 2018, respectively.
(11) The renter’s monthly payment includes the site rent and an amount attributable to the home lease. Site rent is reflected in Real Property NOI. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.
(12) Same Community results net $8.1 million and $7.7 million of utility revenue against the related utility expense in property operating and maintenance expense for the three months ended December 31, 2018 and 2017, respectively and net $32.2 million and $30.6 million for the year ended December 31, 2018 and 2017, respectively.
(13) Same Community supplies and repair expense excludes $0.1 million and $2.6 million for the three months and year ended December 31, 2017, respectively, of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(14) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(15) Calculated using actual results without rounding.
(16) Acquisitions and other is comprised of twenty properties acquired in 2018, nine properties acquired in 2017, three Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, one recently opened ground-up development, one property undergoing redevelopment, one property that we have an interest in, but do not operate, and other miscellaneous transactions and activity.
(17) Includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(18) As of December 31, 2018, total portfolio MH occupancy was 96.1 percent (including the impact of approximately 2,088 recently constructed but vacant MH expansion sites) and annual RV occupancy was 100.0 percent.
(19) Total sites for development were comprised of approximately 71.8 percent for expansion, 23.2 percent for greenfield development and 5.0 percent for redevelopment.
(20) Recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.
(21) Lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(22) Capital expenditures related to acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. These costs for the year ended December 31, 2018 include $94.6 million of capital improvements identified during due diligence that are necessary to bring a community to the Company’s operating standards. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(23) Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements, such as driveways, sidewalks and landscaping.
(24) Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.
(25) Net leased sites do not include occupied sites acquired during that year.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

4th Quarter 2018 Supplemental Information     24          Sun Communities, Inc.